UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Organon & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40235	46-4838035
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

30 Hudson Street, Floor 33, Jersey City, NJ		07302
(Address and principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (551) 430-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The stockholders of Organon & Co. (the “Company”) approved an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan (the “Amended and Restated 2021 ISP”) at the Company’s 2026 Annual Meeting held on June 9, 2026 (the “Annual Meeting”). The Company’s Board of Directors (the “Board”), upon the recommendation of the Talent Committee of the Board, previously approved the Amended and Restated 2021 ISP on April 14, 2026, subject to stockholder approval. Additional information regarding the results of the Annual Meeting is set forth below in this Report under Item 5.07.

The Amended and Restated 2021 ISP increases the number of shares of the Company’s common stock available for issuance thereunder by 8,000,000 shares. The complete text of the Amended and Restated 2021 ISP is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 24, 2026 (the “Proxy Statement”).

The foregoing description of the Amended and Restated 2021 ISP does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated 2021 ISP, which is attached as Appendix B to the Proxy Statement and is incorporated by reference herein as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2026, the Company held its 2026 Annual Meeting, at which the Company’s stockholders considered four proposals, each of which is described in more detail in the Proxy Statement. There were 262,600,862 outstanding shares entitled to vote and there were 202,635,304 shares present in person or by proxy at the 2026 Annual Meeting, representing approximately 77% of the shares outstanding and entitled to vote. The voting results are presented below.

1.	To elect the ten directors nominated by the Board to serve until the 2027 annual meeting of the Company’s stockholders or until a successor has been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes[1]
Carrie S. Cox	143,582,296	6,868,102	1,423,193	50,761,713
Robert Essner	144,144,155	6,192,913	1,536,523	50,761,713
Alan Ezekowitz, M.D., Ph.D.	146,082,868	4,323,157	1,467,566	50,761,713
Helene Gayle, M.D., M.P.H.	146,052,544	4,369,997	1,451,050	50,761,713
Rochelle B. Lazarus	146,076,416	4,276,381	1,520,794	50,761,713
Deborah Leone	146,245,672	4,193,760	1,434,159	50,761,713
Philip Ozuah, M.D., Ph.D.	145,785,740	4,617,685	1,470,166	50,761,713
Cynthia M. Patton	146,117,625	4,328,525	1,427,441	50,761,713
Ramona Sequeira	146,867,855	3,570,343	1,435,393	50,761,713
Shalini Sharp	145,628,266	4,814,804	1,430,521	50,761,713

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes[1]
142,593,022	7,311,933	1,968,636	50,761,713

1 A broker-non vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of shareholders is present or represented at each annual meeting.

3.	To approve an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan.

For	Against	Abstain	Broker Non-Votes[1]
142,473,542	7,608,906	1,791,143	50,761,713

4.	To ratify the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes[1]
196,889,135	4,100,954	1,645,215	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Organon & Co. 2021 Incentive Stock Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 24, 2026).

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Organon & Co.

By:	/s/ Kirke Weaver
	Name:	Kirke Weaver
	Title:	General Counsel

Dated: June 11, 2026